June 3, 2014

Board of Directors
Shore Bancshares, Inc.
28969 Information Lane
Easton, Maryland 21601

Re: Registration Statement on Form S-3 of Shore Bancshares, Inc. (No. 333-195527)

Dear Ladies and Gentlemen:

We have acted as counsel to Shore Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the public offering of 540,000 shares of common stock, $0.01 par value (“Common Stock”), of the Company, which are being issued pursuant to the underwriter’s over-allotment option (the “Shares”) subject to the terms of that certain Underwriting Agreement, dated May 20, 2014, by and among the Company, its wholly-owned bank subsidiaries, CNB, a Maryland commercial bank with trust powers, and The Talbot Bank of Easton, Maryland, a Maryland commercial bank, and Sandler O'Neill & Partners, L.P. The Shares are to be offered and sold by the Company pursuant to a prospectus supplement, dated May 20, 2014 and the accompanying prospectus dated May 8, 2014 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-195527) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) Notice of Exercise of Over-Allotment Option, dated June 2, 2014, from Sandler O'Neill & Partners, L.P.;

(ii) the Registration Statement, including the Prospectus, and all exhibits thereto;

(ii) a specimen certificate representing the Shares;

(iii) the Amended and Restated Articles of Incorporation of the Company, as supplemented by the Articles Supplementary filed for record on January 7, 2009 and June 16, 2009, as presently in effect;

(iv) the Amended and Restated Bylaws of the Company, as amended, as presently in effect; and

(v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of Maryland as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the offer and sale of the Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to your filing of this opinion with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Sincerely,

/s/ Holland & Knight LLP

Holland & Knight LLP

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